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                                                                   EXHIBIT 23.4


                      CONSENT OF SCHENCK & ASSOCIATES, SC


         As independent certified public accountants for J.J. Stangel Company, we hereby consent to the use of our report dated February 27, 1997 included in Industrial Distribution Group, Inc.'s Registration Statement on Form S-1 dated May 5, 1998 and to all references to our firm included in or made a part of this Registration Statement. This consent is specifically restricted to the September 30, 1996 audited financial statements of J.J. Stangel Company.



                                    /s/ Schenck & Associates, SC

Green Bay, Wisconsin
May 4, 1998